UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 18, 2005

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Number)

150 Clove Road, Little Falls, New Jersey		07424
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities  Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 18, 2005, Cantel Medical Corp. increased the size of its Board of Directors from 9 members to 10 members and appointed Elizabeth (Betsy)  McCaughey, Ph.D. to fill the newly created vacancy. The Board has not appointed Ms. McCaughey to serve on any committee of the Board at the current time. However, it may appoint her to one or more committees at the next meeting of the Board, scheduled for December 20, 2005.

Dr. McCaughey, a health policy expert, is the founder, and since 2004 has served as the Chairman, of the Committee to Reduce Infection Deaths (RID), a nationwide crusade to stop hospital infection deaths. Since 1999 she has served in various capacities for the Hudson Institute, a think tank – as a senior fellow from 1999-2001 and as an adjunct senior fellow, national columnist from 2002 to the present.

Dr. McCaughey also lectures and writes scholarly or popular articles on various health related topics.

A copy of a press release issued by Cantel on October 21, 2005 is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

99.1 Press release of Cantel Medical Corp. issued on October 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.
(Registrant)

	By:	/s/ James P. Reilly
James P. Reilly,
President and Chief Executive Officer

Date: October 24, 2005